Exhibit (32.1)

Section 1350 Certifications

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Ecolab Inc. does hereby certify that:

(a)	the Quarterly Report on Form 10-Q of Ecolab Inc. for the quarter ended June 30, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ecolab Inc.

Dated: August 6, 2020	/s/ Douglas M. Baker, Jr.
Douglas M. Baker, Jr.
Chairman of the Board and Chief Executive Officer

Dated: August 6, 2020
/s/ Daniel J. Schmechel
Daniel J. Schmechel
Chief Financial Officer